                                    EXHIBIT 99.1
LendingClub Reports Third Quarter 2024 Results
Originations and Revenue Growth Supported by Return of Bank Buyers
Total Assets Grew 25% Year to Date Driven by $1.3 Billion Purchase of LendingClub Loans
Acquired Tally’s Technology in October to Accelerate Product Roadmap

SAN FRANCISCO – October 23, 2024 – LendingClub Corporation (NYSE: LC), the parent company of LendingClub Bank, America’s leading digital marketplace bank, today announced financial results for the third quarter ended September 30, 2024.

“We had a standout quarter, with credit outperformance and the return of bank buyers driving improved loan sales pricing, our capital strategy delivering a 25% larger balance sheet year to date, and strong financial performance translating to a meaningful improvement in book value per common share over the past 12 months,” said Scott Sanborn, LendingClub CEO. “Looking ahead, our acquisition of Tally’s award-winning credit card debt monitoring and management technology will allow us to accelerate our product roadmap and further seize on the historically large $1.3 trillion credit card refinance opportunity.”

Third Quarter 2024 Results
Balance Sheet:
•Total assets of $11.0 billion compared to $9.6 billion in the prior quarter, primarily due to growth in whole loans held on the balance sheet and securities related to the structured certificates program:
◦Whole loans held on the balance sheet of $6.0 billion, compared to $5.1 billion in the prior quarter, primarily reflecting the purchase of a $1.3 billion LendingClub-issued loan portfolio.
◦Securities available for sale of $3.3 billion, compared to $2.8 billion in the prior quarter, primarily reflecting growth in structured certificate securities.
•Deposits of $9.5 billion compared to $8.1 billion in the prior quarter, primarily due to an increase in consumer deposits and brokered certificates of deposit to fund the loan portfolio purchase.
◦Launched new direct-to-consumer LevelUp Savings product and seeing positive consumer response.
◦88% of total deposits are FDIC-insured.
•Strong liquidity profile with $3.6 billion in readily available liquidity.
•Strong capital position with a consolidated Tier 1 leverage ratio of 11.3% and consolidated Common Equity Tier 1 capital ratio of 15.9%.
•Book value per common share increased to $11.95, compared to $11.52 in the prior quarter.
•Tangible book value per common share increased to $11.19, compared to $10.75 in the prior quarter.

Financial Performance:
•Loan originations grew to $1.9 billion, compared to $1.8 billion in the prior quarter, driven by the successful execution of new consumer loan initiatives, combined with marketplace investor demand for structured certificates and higher whole loan retention.
•Total net revenue increased to $201.9 million, compared to $187.2 million in the prior quarter, driven by higher net interest income from a larger balance sheet and improved marketplace loan sales pricing.
•Provision for credit losses of $47.5 million, compared to $35.6 million in the prior quarter, driven by higher held-for-investment whole loan retention during the quarter.
•Decline in net charge-offs in the held-for-investment at amortized cost loan portfolio to $55.8 million, down from $66.8 million in the prior quarter; net charge-off ratio of 5.4% compared to 6.2% in the prior quarter.
•Net income was $14.5 million, compared to $14.9 million in the prior quarter, with diluted EPS of $0.13 in both periods.
•Pre-Provision Net Revenue (PPNR) increased to $65.5 million, compared to $55.0 million in the prior quarter, driven by a $14.7 million increase in total net revenue partially offset by a $4.0 million increase in non-interest expense.

	Three Months Ended
($ in millions, except per share amounts)	September 30, 2024	June 30, 2024	September 30, 2023
Total net revenue	$201.9	$187.2	$200.8
Non-interest expense	136.3	132.3	128.0
Pre-provision net revenue (1)	65.5	55.0	72.8
Provision for credit losses	47.5	35.6	64.5
Income before income tax expense	18.0	19.4	8.3
Income tax expense	(3.6)	(4.5)	(3.3)
Net income	$14.5	$14.9	$5.0
Diluted EPS	$0.13	$0.13	$0.05
(1)    See page 3 of this release for additional information on our use of non-GAAP financial measures.

For a calculation of Pre-Provision Net Revenue and Tangible Book Value Per Common Share, refer to the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables at the end of this release.

Financial Outlook

Fourth Quarter 2024
Loan originations	$1.8B to $1.9B
Pre-provision net revenue (PPNR)	$60M to $70M

About LendingClub
LendingClub Corporation (NYSE: LC) is the parent company of LendingClub Bank, National Association, Member FDIC. LendingClub Bank is the leading digital marketplace bank in the U.S., where members can access a broad range of financial products and services designed to help them pay less when borrowing and earn more when saving. Based on hundreds of billions of cells of data and over $90 billion in loans, our advanced credit decisioning and machine-learning models are used across the customer lifecycle to expand seamless access to credit for our members, while generating compelling risk-adjusted returns for our loan investors. Since 2007, more than 5 million members have joined the Club to help reach their financial goals. For more information about LendingClub, visit https://www.lendingclub.com.

Conference Call and Webcast Information
The LendingClub third quarter 2024 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Wednesday, October 23, 2024. A live webcast of the call will be available at http://ir.lendingclub.com under the Filings & Financials menu in Quarterly Results. To access the call, please dial +1 (404) 975-4839, or outside the U.S. +1 (833) 470-1428, with Access Code 834946, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will also be available 1 hour after the end of the call until October 30, 2024, by calling +1 (929) 458-6194 or outside the U.S. +1 (866) 813-9403, with Access Code 106763. LendingClub has used, and intends to use, its investor relations website, blog (http://blog.lendingclub.com), X (formerly Twitter) handles (@LendingClub and @LendingClubIR) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Contacts
For Investors:
IR@lendingclub.com
Media Contact:
Press@lendingclub.com

Non-GAAP Financial Measures
To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Pre-Provision Net Revenue and Tangible Book Value Per Common Share. Our non-GAAP financial measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP financial measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies.

We believe Pre-Provision Net Revenue is an important measure because it reflects the financial performance of our business operations. Pre-Provision Net Revenue is a non-GAAP financial measure calculated by subtracting the provision for credit losses and income tax benefit/expense from net income.

We believe Tangible Book Value (TBV) Per Common Share is an important measure used to evaluate the company’s use of equity. TBV Per Common Share is a non-GAAP financial measure representing common equity reduced by goodwill and intangible assets, divided by ending common shares issued and outstanding.

For a reconciliation of such measures to the nearest GAAP measures, please refer to the tables on page 13 of this release.

We do not provide a reconciliation of forward-looking Pre-Provision Net Revenue to the most directly comparable GAAP reported financial measures on a forward-looking basis because we are unable to predict future provision expense with reasonable certainty without unreasonable effort.

Safe Harbor Statement
Some of the statements above, including statements regarding our competitive advantages, macroeconomic outlook, anticipated future performance and financial results, are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: our ability to continue to attract and retain new and existing borrowers and platform investors; competition; overall economic conditions; the interest rate environment; the regulatory environment; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as in our subsequent filings with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

*****

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages or as noted)
(Unaudited)

	As of and for the three months ended					% Change
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	Q/Q	Y/Y
Operating Highlights:
Non-interest income	$61,640	$58,713	$57,800	$54,129	$63,844	5%	(3)%
Net interest income	140,241	128,528	122,888	131,477	137,005	9%	2%
Total net revenue	201,881	187,241	180,688	185,606	200,849	8%	1%
Non-interest expense	136,332	132,258	132,233	130,015	128,035	3%	6%
Pre-provision net revenue(1)	65,549	54,983	48,455	55,591	72,814	19%	(10)%
Provision for credit losses	47,541	35,561	31,927	41,907	64,479	34%	(26)%
Income before income tax expense	18,008	19,422	16,528	13,684	8,335	(7)%	116%
Income tax expense	(3,551)	(4,519)	(4,278)	(3,529)	(3,327)	(21)%	7%
Net income	$14,457	$14,903	$12,250	$10,155	$5,008	(3)%	189%

Basic EPS	$0.13	$0.13	$0.11	$0.09	$0.05	—%	160%
Diluted EPS	$0.13	$0.13	$0.11	$0.09	$0.05	—%	160%

LendingClub Corporation Performance Metrics:
Net interest margin	5.63%	5.75%	5.75%	6.40%	6.91%
Efficiency ratio(2)	67.5%	70.6%	73.2%	70.0%	63.7%
Return on average equity (ROE)(3)	4.4%	4.7%	3.9%	3.3%	1.7%
Return on average total assets (ROA)(4)	0.6%	0.6%	0.5%	0.5%	0.2%
Marketing expense as a % of loan originations	1.37%	1.47%	1.47%	1.44%	1.30%

LendingClub Corporation Capital Metrics:
Common equity Tier 1 capital ratio	15.9%	17.9%	17.6%	17.9%	16.9%
Tier 1 leverage ratio	11.3%	12.1%	12.5%	12.9%	13.2%
Book value per common share	$11.95	$11.52	$11.40	$11.34	$11.02	4%	8%
Tangible book value per common share(1)	$11.19	$10.75	$10.61	$10.54	$10.21	4%	10%

Loan Originations (in millions)(5):
Total loan originations	$1,913	$1,813	$1,646	$1,630	$1,508	6%	27%
Marketplace loans	$1,403	$1,477	$1,361	$1,432	$1,182	(5)%	19%
Loan originations held for investment	$510	$336	$285	$198	$326	52%	56%
Loan originations held for investment as a % of total loan originations	27%	19%	17%	12%	22%

Servicing Portfolio AUM (in millions)(6):
Total servicing portfolio	$12,674	$12,999	$13,437	$14,122	$14,818	(3)%	(14)%
Loans serviced for others	$7,028	$8,337	$8,671	$9,336	$9,601	(16)%	(27)%
(1)    Represents a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Financial Measures.”
(2)    Calculated as the ratio of non-interest expense to total net revenue.
(3)    Calculated as annualized net income divided by average equity for the period presented.
(4)    Calculated as annualized net income divided by average total assets for the period presented.
(5)    Includes unsecured personal loans and auto loans only.
(6)    Loans serviced on our platform, which includes unsecured personal loans, auto loans and education and patient finance loans serviced for others and held for investment by the company.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages or as noted)
(Unaudited)

	As of and for the three months ended					% Change
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	Q/Q	Y/Y
Balance Sheet Data:
Securities available for sale	$3,311,418	$2,814,383	$2,228,500	$1,620,262	$795,669	18%	316%
Loans held for sale at fair value	$849,967	$791,059	$550,415	$407,773	$362,789	7%	134%
Loans and leases held for investment at amortized cost	$4,108,329	$4,228,391	$4,505,816	$4,850,302	$5,237,277	(3)%	(22)%
Gross allowance for loan and lease losses (1)	$(274,538)	$(285,368)	$(311,794)	$(355,773)	$(388,156)	(4)%	(29)%
Recovery asset value (2)	$53,974	$56,459	$52,644	$45,386	$37,661	(4)%	43%
Allowance for loan and lease losses	$(220,564)	$(228,909)	$(259,150)	$(310,387)	$(350,495)	(4)%	(37)%
Loans and leases held for investment at amortized cost, net	$3,887,765	$3,999,482	$4,246,666	$4,539,915	$4,886,782	(3)%	(20)%
Loans held for investment at fair value (3)(4)	$1,287,495	$339,222	$427,396	$272,678	$344,417	280%	274%
Total loans and leases held for investment (3)(4)	$5,175,260	$4,338,704	$4,674,062	$4,812,593	$5,231,199	19%	(1)%
Whole loans held on balance sheet (4)(5)	$6,025,227	$5,129,763	$5,224,477	$5,220,366	$5,593,988	17%	8%
Total assets	$11,037,507	$9,586,050	$9,244,828	$8,827,463	$8,472,351	15%	30%
Total deposits	$9,459,608	$8,095,328	$7,521,655	$7,333,486	$7,000,263	17%	35%
Total liabilities	$9,694,612	$8,298,105	$7,978,542	$7,575,641	$7,264,132	17%	33%
Total equity	$1,342,895	$1,287,945	$1,266,286	$1,251,822	$1,208,219	4%	11%
(1)    Represents the allowance for future estimated net charge-offs on existing portfolio balances.
(2)    Represents the negative allowance for expected recoveries of amounts previously charged-off.
(3)    Beginning in the first quarter of 2024, “Retail and certificate loans held for investment at fair value” were combined within “Loans held for investment at fair value.” Prior period amounts have been reclassified to conform to the current period presentation.
(4)    The balance at September 30, 2024 includes a $1.3 billion loan outstanding principal portfolio that was acquired during the third quarter of 2024.
(5)    Includes loans held for sale at fair value, loans and leases held for investment at amortized cost, net of allowance for loan and lease losses, and loans held for investment at fair value.

The asset quality metrics presented in the following table are for loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

	As of and for the three months ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Asset Quality Metrics (1):
Allowance for loan and lease losses to total loans and leases held for investment at amortized cost	5.4%	5.4%	5.8%	6.4%	6.7%
Allowance for loan and lease losses to commercial loans and leases held for investment at amortized cost	3.1%	2.7%	1.9%	1.8%	2.0%
Allowance for loan and lease losses to consumer loans and leases held for investment at amortized cost	5.8%	5.9%	6.4%	7.2%	7.4%
Gross allowance for loan and lease losses to consumer loans and leases held for investment at amortized cost	7.3%	7.5%	7.8%	8.3%	8.2%
Net charge-offs	$55,805	$66,818	$80,483	$82,511	$68,795
Net charge-off ratio (2)	5.4%	6.2%	6.9%	6.6%	5.1%
(1)    Calculated as ALLL or gross ALLL, where applicable, to the corresponding portfolio segment balance of loans and leases held for investment at amortized cost.
(2)    Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases held for investment during the period.

LENDINGCLUB CORPORATION
LOANS AND LEASES HELD FOR INVESTMENT
(In thousands)
(Unaudited)
The following table presents loans and leases held for investment at amortized cost and loans held for investment at fair value:

	September 30, 2024	December 31, 2023
Unsecured personal	$3,068,078	$3,726,830
Residential mortgages	175,345	183,050
Secured consumer	239,206	250,039
Total consumer loans held for investment	3,482,629	4,159,919
Equipment finance (1)	74,674	110,992
Commercial real estate	371,796	380,322
Commercial and industrial	179,230	199,069
Total commercial loans and leases held for investment	625,700	690,383
Total loans and leases held for investment at amortized cost	4,108,329	4,850,302
Allowance for loan and lease losses	(220,564)	(310,387)
Loans and leases held for investment at amortized cost, net	$3,887,765	$4,539,915
Loans held for investment at fair value (2)(3)	1,287,495	272,678
Total loans and leases held for investment (3)	$5,175,260	$4,812,593
(1)    Comprised of sales-type leases for equipment.
(2)    Beginning in the first quarter of 2024, “Retail and certificate loans held for investment at fair value” were combined within “Loans held for investment at fair value.” Prior period amount has been reclassified to conform to the current period presentation.
(3)    The balance at September 30, 2024 includes a $1.3 billion loan outstanding principal portfolio that was acquired during the third quarter of 2024.

LENDINGCLUB CORPORATION
ALLOWANCE FOR LOAN AND LEASE LOSSES
(In thousands)
(Unaudited)
The following table presents the components of the allowance for loan and lease losses on loans and leases held for investment at amortized cost:

	September 30, 2024	December 31, 2023
Gross allowance for loan and lease losses (1)	$274,538	$355,773
Recovery asset value (2)	(53,974)	(45,386)
Allowance for loan and lease losses	$220,564	$310,387
(1)    Represents the allowance for future estimated net charge-offs on existing portfolio balances.
(2)    Represents the negative allowance for expected recoveries of amounts previously charged-off.

The following tables present the allowance for loan and lease losses on loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

	Three Months Ended
	September 30, 2024			June 30, 2024
	Consumer	Commercial	Total	Consumer	Commercial	Total
Allowance for loan and lease losses, beginning of period	$210,729	$18,180	$228,909	$246,280	$12,870	$259,150
Credit loss expense for loans and leases held for investment	45,813	1,647	47,460	30,760	5,817	36,577
Charge-offs	(68,388)	(721)	(69,109)	(77,494)	(594)	(78,088)
Recoveries	12,745	559	13,304	11,183	87	11,270
Allowance for loan and lease losses, end of period	$200,899	$19,665	$220,564	$210,729	$18,180	$228,909

	Three Months Ended
	September 30, 2023
	Consumer	Commercial	Total
Allowance for loan and lease losses, beginning of period	$341,161	$14,002	$355,163
Credit loss expense for loans and leases held for investment	63,733	394	64,127
Charge-offs	(73,644)	(534)	(74,178)
Recoveries	5,038	345	5,383
Allowance for loan and lease losses, end of period	$336,288	$14,207	$350,495

LENDINGCLUB CORPORATION
PAST DUE LOANS AND LEASES HELD FOR INVESTMENT
(In thousands)
(Unaudited)
The following tables present past due loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

September 30, 2024	30-59 Days	60-89 Days	90 or More Days	Total Days Past Due	Guaranteed Amount (1)
Unsecured personal	$25,749	$20,156	$22,352	$68,257	$—
Residential mortgages	—	145	167	312	—
Secured consumer	2,283	675	242	3,200	—
Total consumer loans held for investment	$28,032	$20,976	$22,761	$71,769	$—

Equipment finance	$—	$—	$4,850	$4,850	$—
Commercial real estate	3,882	678	6,106	10,666	8,681
Commercial and industrial	417	8,207	7,232	15,856	12,347
Total commercial loans and leases held for investment	$4,299	$8,885	$18,188	$31,372	$21,028
Total loans and leases held for investment at amortized cost	$32,331	$29,861	$40,949	$103,141	$21,028

December 31, 2023	30-59 Days	60-89 Days	90 or More Days	Total Days Past Due	Guaranteed Amount (1)
Unsecured personal	$32,716	$29,556	$30,132	$92,404	$—
Residential mortgages	1,751	—	—	1,751	—
Secured consumer	2,076	635	217	2,928	—
Total consumer loans held for investment	$36,543	$30,191	$30,349	$97,083	$—

Equipment finance	$1,265	$—	$—	$1,265	$—
Commercial real estate	—	3,566	1,618	5,184	4,047
Commercial and industrial	12,261	1,632	1,515	15,408	11,260
Total commercial loans and leases held for investment	$13,526	$5,198	$3,133	$21,857	$15,307
Total loans and leases held for investment at amortized cost	$50,069	$35,389	$33,482	$118,940	$15,307
(1)    Represents loan balances guaranteed by the Small Business Association.

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Change (%)
	September 30, 2024	June 30, 2024	September 30, 2023	Q3 2024 vs Q2 2024	Q3 2024 vs Q3 2023
Non-interest income:
Origination fees	$71,465	$77,131	$60,912	(7)%	17%
Servicing fees	8,081	19,869	32,768	(59)%	(75)%
Gain on sales of loans	12,433	10,748	8,572	16%	45%
Net fair value adjustments	(33,595)	(51,395)	(41,366)	(35)%	(19)%
Marketplace revenue	58,384	56,353	60,886	4%	(4)%
Other non-interest income	3,256	2,360	2,958	38%	10%
Total non-interest income	61,640	58,713	63,844	5%	(3)%

Total interest income	240,377	219,634	207,412	9%	16%
Total interest expense	100,136	91,106	70,407	10%	42%
Net interest income	140,241	128,528	137,005	9%	2%

Total net revenue	201,881	187,241	200,849	8%	1%

Provision for credit losses	47,541	35,561	64,479	34%	(26)%

Non-interest expense:
Compensation and benefits	57,408	56,540	58,497	2%	(2)%
Marketing	26,186	26,665	19,555	(2)%	34%
Equipment and software	12,789	12,360	12,631	3%	1%
Depreciation and amortization	13,341	13,072	11,250	2%	19%
Professional services	8,014	7,804	8,414	3%	(5)%
Occupancy	4,005	3,941	4,612	2%	(13)%
Other non-interest expense	14,589	11,876	13,076	23%	12%
Total non-interest expense	136,332	132,258	128,035	3%	6%

Income before income tax expense	18,008	19,422	8,335	(7)%	116%
Income tax expense	(3,551)	(4,519)	(3,327)	(21)%	7%
Net income	$14,457	$14,903	$5,008	(3)%	189%

Net income per share:
Basic EPS	$0.13	$0.13	$0.05	—%	160%
Diluted EPS	$0.13	$0.13	$0.05	—%	160%
Weighted-average common shares – Basic	112,042,202	111,395,025	109,071,180	1%	3%
Weighted-average common shares – Diluted	113,922,256	111,466,497	109,073,194	2%	4%

LENDINGCLUB CORPORATION
NET INTEREST INCOME
(In thousands, except percentages or as noted)
(Unaudited)

	Consolidated LendingClub Corporation (1)
	Three Months Ended September 30, 2024			Three Months Ended June 30, 2024			Three Months Ended September 30, 2023
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-earning assets (2)
Cash, cash equivalents, restricted cash and other	$939,611	$12,442	5.30%	$976,330	$13,168	5.40%	$1,249,087	$16,798	5.38%
Securities available for sale at fair value	3,047,305	52,476	6.89%	2,406,767	42,879	7.13%	601,512	9,467	6.30%
Loans held for sale at fair value	899,434	30,326	13.49%	838,143	26,721	12.75%	286,111	9,582	13.40%
Loans and leases held for investment:
Unsecured personal loans	3,045,150	103,291	13.57%	3,243,161	108,425	13.37%	4,257,360	142,118	13.35%
Commercial and other consumer loans	1,057,688	15,497	5.86%	1,097,846	16,394	5.97%	1,147,130	16,842	5.87%
Loans and leases held for investment at amortized cost	4,102,838	118,788	11.58%	4,341,007	124,819	11.50%	5,404,490	158,960	11.76%
Loans held for investment at fair value (3)(4)	972,698	26,345	10.83%	383,872	12,047	12.55%	385,148	12,605	13.09%
Total loans and leases held for investment (3)(4)	5,075,536	145,133	11.44%	4,724,879	136,866	11.59%	5,789,638	171,565	11.85%
Total interest-earning assets	9,961,886	240,377	9.65%	8,946,119	219,634	9.82%	7,926,348	207,412	10.47%
Cash and due from banks and restricted cash	41,147			55,906			69,442
Allowance for loan and lease losses	(225,968)			(245,478)			(354,263)
Other non-interest earning assets	624,198			632,253			691,641
Total assets	$10,401,263			$9,388,800			$8,333,168
Interest-bearing liabilities
Interest-bearing deposits:
Checking and money market accounts	$1,092,376	$10,146	3.70%	$1,097,696	$10,084	3.69%	$1,271,720	$9,541	2.98%
Savings accounts and certificates of deposit	6,944,586	86,717	4.97%	6,449,061	80,109	5.00%	5,357,717	59,968	4.44%
Interest-bearing deposits	8,036,962	96,863	4.79%	7,546,757	90,193	4.81%	6,629,437	69,509	4.16%
Other interest-bearing liabilities (3)	486,736	3,273	2.69%	56,628	913	6.45%	35,878	898	10.03%
Total interest-bearing liabilities	8,523,698	100,136	4.67%	7,603,385	91,106	4.82%	6,665,315	70,407	4.19%
Non-interest bearing deposits	344,577			303,199			183,728
Other liabilities	225,467			215,608			271,118
Total liabilities	$9,093,742			$8,122,192			$7,120,161
Total equity	$1,307,521			$1,266,608			$1,213,007
Total liabilities and equity	$10,401,263			$9,388,800			$8,333,168

Interest rate spread			4.98%			5.00%			6.28%

Net interest income and net interest margin		$140,241	5.63%		$128,528	5.75%		$137,005	6.91%
(1)    Consolidated presentation reflects intercompany eliminations.
(2)    Nonaccrual loans and any related income are included in their respective loan categories.
(3)    Beginning in the first quarter of 2024, “Retail and certificate loans held for investment at fair value” were combined within “Loans held for investment at fair value” and “Retail notes and certificates at fair value” were combined within “Other interest-bearing liabilities.” Prior period amounts have been reclassified to conform to the current period presentation.
(4)    The average balance for the third quarter of 2024 includes a $1.3 billion loan outstanding principal portfolio that was acquired during the quarter.

LENDINGCLUB CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Cash and due from banks	$25,558	$14,993
Interest-bearing deposits in banks	991,372	1,237,511
Total cash and cash equivalents	1,016,930	1,252,504
Restricted cash	33,347	41,644
Securities available for sale at fair value ($3,319,988 and $1,663,990 at amortized cost, respectively)	3,311,418	1,620,262
Loans held for sale at fair value	849,967	407,773
Loans and leases held for investment	4,108,329	4,850,302
Allowance for loan and lease losses	(220,564)	(310,387)
Loans and leases held for investment, net	3,887,765	4,539,915
Loans held for investment at fair value (1)(2)	1,287,495	272,678
Property, equipment and software, net	167,809	161,517
Goodwill	75,717	75,717
Other assets	407,059	455,453
Total assets	$11,037,507	$8,827,463
Liabilities and Equity
Deposits:
Interest-bearing	$9,099,092	$7,001,680
Noninterest-bearing	360,516	331,806
Total deposits	9,459,608	7,333,486
Borrowings (1)	2,683	19,354
Other liabilities	232,321	222,801
Total liabilities	9,694,612	7,575,641
Equity
Common stock, $0.01 par value; 180,000,000 shares authorized; 112,401,990 and 110,410,602 shares issued and outstanding, respectively	1,124	1,104
Additional paid-in capital	1,692,538	1,669,828
Accumulated deficit	(347,196)	(388,806)
Accumulated other comprehensive loss	(3,571)	(30,304)
Total equity	1,342,895	1,251,822
Total liabilities and equity	$11,037,507	$8,827,463
(1)    Beginning in the first quarter of 2024, “Retail and certificate loans held for investment at fair value” were combined within “Loans held for investment at fair value” and “Retail notes and certificates at fair value” were combined within “Borrowings.” Prior period amounts have been reclassified to conform to the current period presentation.
(2)    The balance at September 30, 2024 includes a $1.3 billion loan outstanding principal portfolio that was acquired during the third quarter of 2024.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data)
(Unaudited)
Pre-Provision Net Revenue

	For the three months ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
GAAP Net income	$14,457	$14,903	$12,250	$10,155	$5,008
Less: Provision for credit losses	(47,541)	(35,561)	(31,927)	(41,907)	(64,479)
Less: Income tax expense	(3,551)	(4,519)	(4,278)	(3,529)	(3,327)
Pre-provision net revenue	$65,549	$54,983	$48,455	$55,591	$72,814

	For the three months ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Non-interest income	$61,640	$58,713	$57,800	$54,129	$63,844
Net interest income	140,241	128,528	122,888	131,477	137,005
Total net revenue	201,881	187,241	180,688	185,606	200,849
Non-interest expense	(136,332)	(132,258)	(132,233)	(130,015)	(128,035)
Pre-provision net revenue	65,549	54,983	48,455	55,591	72,814
Provision for credit losses	(47,541)	(35,561)	(31,927)	(41,907)	(64,479)
Income before income tax expense	18,008	19,422	16,528	13,684	8,335
Income tax expense	(3,551)	(4,519)	(4,278)	(3,529)	(3,327)
GAAP Net income	$14,457	$14,903	$12,250	$10,155	$5,008

Tangible Book Value Per Common Share

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
GAAP common equity	$1,342,895	$1,287,945	$1,266,286	$1,251,822	$1,208,219
Less: Goodwill	(75,717)	(75,717)	(75,717)	(75,717)	(75,717)
Less: Intangible assets	(9,439)	(10,293)	(11,165)	(12,135)	(13,151)
Tangible common equity	$1,257,739	$1,201,935	$1,179,404	$1,163,970	$1,119,351

Book value per common share
GAAP common equity	$1,342,895	$1,287,945	$1,266,286	$1,251,822	$1,208,219
Common shares issued and outstanding	112,401,990	111,812,215	111,120,415	110,410,602	109,648,769
Book value per common share	$11.95	$11.52	$11.40	$11.34	$11.02

Tangible book value per common share
Tangible common equity	$1,257,739	$1,201,935	$1,179,404	$1,163,970	$1,119,351
Common shares issued and outstanding	112,401,990	111,812,215	111,120,415	110,410,602	109,648,769
Tangible book value per common share	$11.19	$10.75	$10.61	$10.54	$10.21